SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                  ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 April 20, 2000
                                 --------------
                Date of Report (Date of earliest event reported)


                        BLAGMAN MEDIA INTERATIONAL, INC.
                        --------------------------------
               (Exact Name of Registrant as specified in Charter)

                           Commission File No. 0-27777


                 Nevada                                       95-4729314
                 ------                                       ----------
      (State of Other Jurisdiction                         (I.R.S. Employer
            of Incorporation)                             Identification No.)

   1901 Avenue of the Stars, Suite 1710                          90067
         Los Angeles, California                               (Zip Code)
         -----------------------                               ----------
 (Address of Principal Executive Office)


       Registrant's Telephone Number, Including Area Code: (310) 788-5444

               Registrant's Former Name: MNS Eagle Equity Group I

                                Table of Contents


Form 8-K Disclosures:
                                                                           Page
                                                                           ----


Item 1. Change in Control                                                   1

Item 2. Acquisition or Disposition of Assets
        (Includes Form 10-SB Disclosures, Part I, Part II and Part F/S)     17

Item 3. Bankruptcy or Receivership                                          17

Item 4. Changes in Registrant's Certifying Accountant                       17

Item 5. Other Events                                                        17

Item 6. Resignations of Registrant's Directors                              17

Item 7. Financial Statement, Proforma, Financial Information and Exhibits   17

Item 1. Change in Control
-------------------------

     (a) Pursuant to a Stock Exchange Agreement (the "Exchange Agreement") dated as of April 20, 2000 between Blagman Media International, Inc (BMII), a Nevada corporation, and the sole share holder of MNS Eagle Equity Group I, Inc. ("MNS"), a Nevada corporation, approximately 89.9% of the outstanding shares of common stock of which is held by ten (10) MNS shareholders were exchanged for 50,000 shares of common stock of BMII and $100,000 cash in a transaction in which BMII effectively became the parent corporation of MNS.

     The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of MNS and BMII on April 20, 2000. NO approval of the shareholders of either BMII or MNS is required under applicable state corporate law.

     Prior to the merger, MNS had 687,000 shares of common stock outstanding of which shares 613,794 or 89.9% of the outstanding shares were exchanged by MNS for 100,000 shares of common stock of BMII. By virtue of the exchange, BMII acquired 89.9% of the issued and outstanding common stock of MNS and, thus, control.

     Prior to the effectiveness of the Exchange Agreement, BMII had an aggregate of 12,600,000 shares of common stock, par value $.001, issued and outstanding, and 600,000 shares of Series "A" preferred stock outstanding.

     Upon closing of the Exchange Agreement, BMII had an aggregate of 12,700,000 shares of common stock outstanding.

     The officers of BMII continue as officers of BMII subsequent to the Exchange Agreement. See "Management" below. The officers, directors, and by-laws of BMII will continue without change.

     A copy of the Exchange Agreement is attached hereto as an exhibit. The foregoing description is modified by such reference.

     (b) The following table sets forth certain information regarding beneficial ownership of the common stock of BMII as of December 31, 1999 (prior to the issuance of 100,000 shares pursuant to the Exchange Agreement) by:

     o each person or entity known to own beneficially more than 5% of the common stock;
     o    each of BMII directors;
     o each of BMII named executive officers; and all executive officers and directors of BMII as a group.

          Name and Title                Number of Shares
        of Beneficial Owner            Beneficially Owned      Percentage
        -------------------            ------------------      ----------

     Robert Blagman, President,             8,200,000             64.7%
     Chairman of the Board and
     Chief Executive Officer


Item 2. Acquisition or Disposition of Assets
--------------------------------------------

     (a) The consideration exchanged pursuant to the Exchange Agreement was negotiated between MNS and BMII.

     In evaluating BMII as a candidate for the proposed acquisition, MNS used criteria such as BMII's present stock price as set forth on the over-the-counter bulletin board, its other businesses and other anticipated operations, and BMII's business name and reputation. MNS and BMII each determined that the consideration for the merger was reasonable.

     (b) BMII intends to continue its historical businesses and proposed businesses as set forth more fully immediately below in the format and with the information set forth in Form 10-SB Part I, Part II, and Part F/S:

                                     PART I


Description of Business

Management's Discussion and Analysis of Financial Condition and Results of Operations

Description of Property

Security Ownership of Certain Beneficial Owners and Management

Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

Certain Relationships and Related Transactions

Description of Securities


                                     PART II


Market for Common Stock Equity and Related Stockholder Matters

Legal Proceedings

Changes In and Disagreements with Accountants

Recent Sales of Unregistered Securities

Indemnification of Officers and Directors



                                    PART F/S

Financial Statements

                                     PART I

Description of Business (Blagman Media International, Inc.)

Business development or overview of background information
----------------------------------------------------------

     Blagman Media International, Inc. (BMII) is a growing direct response and marketing media agency. The Company markets its clients through various media: television, radio, Internet, print and outdoor advertising. The Company is planning to expand its distribution in print and the Internet by either acquisition or strategic alliances with outside marketing firms.

     BMII started its operations in 1994 as a sole proprietorship and was incorporated in Nevada on January 29, 1999. On August 2, 1999 the Company completed a tax-free reverse acquisition with Unisat, Inc., a public non-reporting shell company, formerly known as Combined Companies, Inc. Also on August 2, 1999, Unisat, Inc. changed its name to Blagman Media International, Inc. The transaction required BMII to exchange tax free as a recapitalization one hundred percent of its outstanding common stock in exchange for 8,200,000 common shares of Unisat, Inc. The 8,200,000 shares went to Robert Blagman, who became the new President and Chief Executive Officer. Also a new Board of Directors was elected. Prior to the reverse acquisition, Unisat, Inc. and its predecessor, Combined Companies, Inc., had a history of acquisitions in a few different industries. Unisat was originally incorporated in Nevada on December 16, 1961. Prior to the acquisition date, Unisat, Inc. had 3,819,973 common shares outstanding which were part of the recapitalization with BMII.

     The primary goal of the BMII acquisition was to use common stock of a publicly held company to seek to acquire substantially all advertising currently contracted out to other agencies through select acquisitions within the advertising industry. The strategic business purpose is to increase market share and profitability from retention of the increased revenues to the Company instead of continuing to share commissions on business referred to the Company but subcontracted to other advertising and media agencies.

     BMII will provide ongoing incentives to the principals of the enterprises it acquires. Management believes that the resulting "network" of alliance partners and acquired companies will be more capable of delivering a more complete service, at a better price with product that is developed more efficiently and marketed more effectively than presently possible, including:

          o Centralizing accounts payable, accounts receivable, payroll, human resources, and other back office accounting functions.
          o Establishing and maintenance of a centralized interoffice client/server computer network which will allow for collection of information that BMII will use to improve the ratio of response and concurrent profitability to be realized from longer running campaigns and reduce the overhead expenses of each office.

     BMII intends through the establishment of an "Exchange Portal" on the World Wide Web similar to CommerceOne, Ariba and VerticalNet. The BMII "media exchange" will provide international media sellers and buyers a common platform from which broadcast and cable, network, system and local "avails" can be merchandised and acquired. The activities of the "media exchange" will provide BMII an additional stream of revenue via commissions and transactions.

     An expanded network of companies will allow for economies of scale from the consolidation of financial information and integrating media buys from all disciplines, including but not exclusive to: Internet, Radio, Television, Outdoor, Retail, Catalogue, Syndication, Upsells, Clubs, Lists, Direct Mail, Viral Marketing, and Advanced Micro Demographic Advertising both domestically and internationally.

     Increased size will allow BMII to improve its negotiating power in buying opportunities with networks, cable systems and television stations, enabling it to gain access to the most effective media "avails" at better prices.

Principal Products or Services and Their Market
-----------------------------------------------


     Blagman Media International, Inc. (Media Buying and Direct Response)
     --------------------------------------------------------------------

     The principal business of the Company is media buying specifically focused on direct response advertising. All aspects of direct response advertising are available to the Company: creative, production, marketing, and account management. Accounts of BMII have included: Kodak, Southern California Dodge, Black and Decker, 21st Century Insurance, Met-Rx, Windmere, A Sure eCommerce, Inc. and Play, Inc. Currently the Company provides broadcast, Internet, print and outdoor media services.

     Eicoff T.V. Infomercial (Shared Business)
     -----------------------------------------

     The Company is engaged in direct response long form media buying in association with A. Eicoff & Company (subsidiary of Ogilvy & Mather). A. Eicoff & Company's Infomercial division purchases all long form media for A. Eicoff. Short form advertising is purchased on their behalf for some accounts. The Company has an exclusive agreement with A. Eicoff & Company to place all long form media for A. Eicoff & Company. A. Eicoff & Company is the number one short form-advertising agency in the world with billing exceeding $135 million. Infomercials are either long form or short form. The long form infomercial runs 30 minutes while the short form is typically 30, 60 or 120 seconds of air time.

     Eicoff Radio (Shared Business)
     ------------------------------

     The Company engages in direct response radio (long and short form) in association with Eicoff Company. BMII has an exclusive agreement to place all direct response radio for Eicoff. Clients have included: 21st Century Insurance, The Phonics Game and Liberty Medical.

     Blagman Media/Mercury Media Joint Venture
     -----------------------------------------

     The Company is party to a joint venture with Mercury Media to enhance media acquisition of long form infomercial for television. Mercury Media was founded in 1988,and has current billings now exceed $85 million. Mercury Media represents the direct response industry's most prestigious companies, including Guthy Renker, TriStar, Home Shopping Direct and GT Direct. Mercury Media is the number one long form billing advertising agency in the world.

     GSP/Blagman (Shared Business)
     -----------------------------

     Crain's Chicago Business Magazine has named GSP one of the top-marketing firms of 1998. With annual billing exceeding $186 million, GSP is one of the premier print media and marketing firms in the country. BMII has contracted with GSP to act as its exclusive television and radio-buying partner for GSP's print clients. Print clients include: Diners club, American Medical Association, Anheuser-Busch, FTD direct, Hammacher Schlemmer, Lens Crafters, Nieman Marcus, Sears, Windmere and The Sharper Image.

     Operations
     ----------

     The Company currently generates its revenue from direct response media services as follows:

                           Radio                 18%
                           Television            72%
                           Outdoor Bill Board    10%
                                               -----
                                                100%

     The above represents approximately 76% of its revenues from media transactions. The other 24% is generated from contracts for fees and commissions for the Company to represent its advertising clients for exclusive placement of services covering productions, advertising, marketing/media, telemarketing and fulfillment activities. Usually there is a monthly fee for the complete marketing strategy, tactics, and related market research to establish known identity and demographic for TV, radio and outdoor placements. The Company charges commissions to place media services. However, in the past, most of its media placements are split 50/50 with strategic partners. The Company approves media purchase orders and out of its gross billings pays for media and its full or split commission based on negotiated contracts. All media is paid to BMII in advance. All media will be billed approximately one month after it is placed and commissions are payable after the media placement airs or is consummated.

     Growth Strategies
     -----------------

     Starting in the year 2000, the Company plans to bring in house most of the services it presently shares with its strategic partners. The Company plans to perform in house services by acquiring other advertising media firms and committing new personnel to open offices in New York and London. The above plans will commence in April 2000 and success depends upon BMII's obtaining sufficient financing.

     The Company is also relying on hiring experienced people for its headquarter office in Los Angeles and outside marketing representatives to achieve its goals. In the next year or two the Company also plans to change its service mix so that television revenues represent 50% of its media placement and radio and other forms run 30% and 20% respectively. The other media forms will be divided among outdoor, Internet and print placements. In time, Management believes, Internet media placements will increase at a pace because of the Company's recent involvement with Transactional Marketing Partners, Inc., one of its marketing representatives.

     Distribution Methods
     --------------------

     The Company's CEO, who is also in charge of sales and marketing is Robert Blagman, who attracts business directly from customers or strategic alliances. Mr. Blagman, at times in association with A. Eicoff & Company, makes presentations to customers and shares fees or commissions from gross billings. Mercury Media Marketing and GSP, a top marketing firm, share similar arrangements. BMII has just retained an established marketing firm on a month to month basis to get business in all forms of media. The marketing firm will be paid a monthly fee of $10,000 and commissions of up to 5% of total receipts derived by the Company from such business.

     The firm, Transactional Marketing Partners, Inc., is a well established marketer which acts as an expeditor helping various companies attain their particular goals. Among their clients are Mercury Media, Home Shopping Network and Amerinet. The intent is to package their clients needs with the Company's ability to get direct response marketing results from broadcast, outdoor or Internet media placements. They are also assisting BMII in identifying strategic acquisitions. To the extent possible, the Company intends that almost all acquisitions will be consummated with common stock shares of BMII.

     In short, the Company has formed strategic alliances to grow its business. These arrangements allow BMII to go to corporate clients and provide them with the best access to long form media for infomercials to fully explain their story and build a brand image.

     BMII plans in the future to enter Internet advertising in alignment with direct response techniques that will increase impulse buying. The Company also plans to enter the medical marketing media area through a well known surgeon who can help obtain a strong network of service providers than can use direct response marketing approaches.

Competition
-----------

     The Company competes with much larger advertising agencies that have greater financial and personnel resources to service their accounts. The Company currently has identified 4 other advertising firms with aggregate gross billings of $100 million. BMII plans to open a New York and London office, initially subletting space. The Company performs extensive research in house and conducts selective competitive intelligence on consumer and customer trends to enhance sales and marketing results. The Company's main strength is the data thus obtained as to what motivates people to buy, and the quality and reliability in executing their client's direct response targeted programs. The direct response market is approximately 1 billion dollars. No one competitor has more than a 15% market share. The Company primarily plans to improve its market share, which is presently less than 1%, by acquisitions. The Company is planning to enter new markets with the help of outsourcing its sales and marketing functions to well established marketing firms that can assist the Company expand in its target markets.

     The Company competes directly against such companies as Hawthorne Media, Century Media and Fredrickson Television, all of which are considerably larger than BMII. These three competitors sold approximately $370 million of the total estimated one billion in gross billings in the direct response media advertising niche market.

Dependence on a Few Major Customers
-----------------------------------

The Company has one major customer, representing approximately 51% of its revenue for the year ended December 31, 1999. Sixteen other customers represent the balance of the Company's revenues.

     As BMII brings more of its major business in house, the percentages of each account will level out in a more favorable manner. Specifically, the one major account in 1999 representing 51% will drop to around 20% due to new business already contracted. With BMII's plan to pursue advanced media placement billings will span TV, Radio, Internet, Outdoor and Direct Mail. BMII also plans to acquire similar media companies to enhance its infrastructure and acquire additional media billing per account. It is estimated that the decrease in split commission revenues from the Strategic Partners will be more than offset by bringing its business in house where it keeps all of its 15% commission versus
7 1/2% split commissions. Furthermore, all planned acquisition will involve full commissions and the possibility of cross selling advertising, media or production services. The above estimated strategies may mitigate the loss of key customers.

     The Company's suppliers are radio, television or outdoor billboard media. Currently the Company does not rely on any one vendor to place its media on behalf of its clients.

Intellectual Properties
-----------------------

     The Company has no patents, trademarks, licenses or any other intangible assets that would impact its value or earnings.

Government Compliance
---------------------

     The Company has no specific compliance issues with any federal or state agency.

Research and Development of Advertising Activities
--------------------------------------------------

     The Company estimates it spends approximately 25% of its time on research and development activities related to marketing strategies or techniques. The Company believes research on consumer trends is one of its competitive advantages.

Environmental Regulation
------------------------

     The cost and effects of compliance with environmental laws for federal, state or local governments are inconsequential.

Employees
---------

     As of January 31, 2000, BMII had 5 full-time employees, including 3 in Marketing and sales and 2 in operations and general management. None of the employees is a member of any union or collective bargaining organization. BMII considers its relationship with its employees to be excellent. A significant portion of BMII's public relations and marketing is performed by independent contractors from whom the Company expects to acquire new customer billings. As of January 31, 2000, the Company had four independent contractors concentrating primarily on marketing and public relations to improve the Company's visibility in branding its names and services. All of these sales and marketing representatives work on a month-to-month basis.

Compliance Issues
-----------------

     BMII has voluntarily elected to include in the Form 8-K the information required in the Form 10-SB registration statement under the Securities Exchange Act of 1934. Following the effective date of this Form 8-K, BMII will be required to comply with the reporting requirements of the Exchange Act. BMII will file annual, quarterly and other reports with the Securities and Exchange Commission. BMII will also be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish an annual report with audited financial statements to its stockholders.

Available Information
---------------------

     Copies of this Form 8-K may be inspected, without charge, at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information on the operation of its public reference rooms. In addition, copies of this material also should be available through the Internet by using the SEC's Electronic Data Gathering, Analysis and Retrieval System, which is located http://www.sec.gov. You may also obtain information about us on the Over the Counter Bulletin Board's web site which is located at http://www.otcbb.com.


Management Discussion and Analysis of Financial Condition and Results of Operations
------------------------------------------------------------------------

     The following discussion and analysis should be read in conjunction with our financial statements and accompanying notes appearing elsewhere herein.

Overview
--------

History of Operations
---------------------

     For the past two years the key growth strategy was to joint venture BMII's sales with large well-established advertising agencies to help market and sell its direct response media services. This co-partnering usually meant splitting the fee equally for services rendered on behalf of clients.

     In the foreseeable future, the strategy of the Company is to bring in house services by acquiring other media entities and become a more full service advertising agency. The Company will also outsource its marketing functions to develop an Internet presence. The Company acquired another advertising company in January 2000, Mullinger Media and Communications Limited which is the publisher of a magazine about Visa Card services in the Middle East subscribed for by over 400,000 persons. The Company also has a contract with a marketing firm to develop its Internet business and to assist in increasing sales in areas other than direct response advertising including identification of possible acquisition candidates. The Company expects to lose a significant portion of its major customers representing approximately 60% of its current business but is confident based on new customer contracts that the effect will be positive for the growth of the Company.

Results of Operations
---------------------

     Management believes that period-to-period comparisons of the Company's operating results are not necessarily indicators of future performance. You should consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies experiencing rapid growth and, in particular, rapidly growing companies that operate in evolving markets. The Company may not be able to successfully address these risks and difficulties. Although the Company has experienced net sales growth in recent years, net sales growth may not continue, and the Company cannot assure future growth or profitability.

Comparison of the Years Ended December 31, 1999 and December 31, 1998
---------------------------------------------------------------------

Net Sales
---------

     The Company's sales grew by 98.1% to $3,182,000 in 1999 from $1,606,000 in 1998. Direct response revenue increased to $2,742,000 in 1999 as compared to $1,256,000 in 1998, an increase of 118.3% for 1999. The balance of revenues came from fees and commissions. In 1999, non-media revenue increased 25.7% to $440,000 from $350,000 in 1998. Most of the media sales increases were in radio and television short and long form infomercials. Short form ads are usually thirty, sixty or ninety second commercials while long form infomercials run thirty minutes.

Gross Profit
------------

     The Company's gross profit grew 14.1% to $639,000 in 1999 from $560,000 in 1998. The gross profit as a percentage of net sales decreased 14.8% to 20.1% in 1999 from 34.9% in 1998. We believe the reduced gross profit was primarily the result of the mix of sales between radio and television short and long form infomercials. Part of the reduction also came from increased joint ventures where revenues are split. In the future, Management anticipates improving gross profit margins as more of our revenues are expected to be derived from sales contracts with the Company as a sole provider of direct response media or other types of advertising revenues. No assurance can be given that the Company's revenues will in fact increase by reason of the Company increasing sales contracts in which it is the sole provider.

Operating Expenses
------------------

     General and administrative expenses grew to $755,000 in 1999 from $534,000 in 1998, an increase of 41.4%. The increase came primarily from a 98.1% increase in net sales. The expenses to service this revenue increase were primarily incurred in hiring more people and in increased travel. The officers' compensation increased approximately $53,000 in 1999, and professional fees by $25,000 because of the reverse acquisition. Management believes operating expenses will continue to increase in future periods in both real dollars and as a percentage of sales as the Company acquires more advertising agencies, brings more business in house and outsources sales and marketing. In house staff will increase to handle customer service. There will be the need for increased financial and control services to handle acquisitions and to comply with the responsibility of being a publicly held company including SEC reporting and financial public relations.

Other Income (Expense)
----------------------

     There was no change in net interest expense, which in both years totaled $9,000. Although the amount borrowed to finance the operations increased approximately $100,000, $66,000 was a non interest bearing note from a related party. The Interest income increase of $1,000 offset the additional interest expense related to increased borrowings.

Income Tax Expense
------------------

     The Company's $16,000 of pre-tax income in 1998 was derived as a sole proprietorship and income taxes are paid as an individual. The Company's loss for 1999 of $126,000 will be carried forward to future years to offset taxable income in compliance with IRS regulations. The carry forward is approximately $32,000.

Net (Loss) Income
-----------------

     For the reasons described above, the decrease in pre-tax income was approximately $142,000 in 1999 as net loss was $126,000 in 1999 compared to pre-tax income of $16,000 in 1998.

Liquidity and Capital Resources
-------------------------------

     The Company's working capital was approximately negative $95,000 at December 31, 1999 as compared to a negative working capital of approximately $53,000 at December 31, 1998. Cash balances at December 31, 1999 were zero compared to cash balance of $67,000 a year ago. Net cash flow from operating activities was a negative $176,000 in 1999 compared to a positive net cash flow from operating activities of $30,000 in 1998. Cash flow from investing activities was zero in 1999 compared to purchasing office equipment of $4,000 in 1998. Cash flow provided from financing activities was $109,000 versus $13,000 provided in 1998. The primary change came from increase on new notes payable of approximately $116,000 less the repayment of loans payable of $17,000 during 1999.

     Management anticipates working capital requirements may go up in the future as a result of increased accounts receivable and overhead for acquisitions and SEC compliance. Increased working capital requirements may arise from month-to-month fixed sales and marketing expenses.

     The Company has a line of credit agreement with a bank that provided that it may borrow up to $75,000 at 2% over prime rate quoted from time to time by the Bank of America. At December 31, 1999, the Company had borrowed $74,713 and $64,771 respectively under this agreement. The Line of Credit matured on February 7, 2000 and all principal and interest due was paid at that time.

     Management believes that liquidity will be adequate to meet capital requirements for at least the next twelve (12) months as the result of a private equity placement in February 2000, of $616,000 of the fully subscribed common stock offering of 1,250,000 shares at $.80 per share totaling $1,000,000. The offering was pursuant to Regulation D, promulgated under the Securities Act of 1933, as amended.

Inflation and Price Increases
-----------------------------

     Although Management cannot accurately anticipate the effect of inflation on operations, Management does not believe that inflation has had or is likely in the foreseeable future to have a materially adversely effect on results of operations or financial condition. However, increases in inflation over historical levels or uncertainty in the general economy could decrease discretionary consumer spending for products in direct response media. Consequently, none of the Company's revenue growth is attributable to price increases.

Recent Accounting Pronouncements
--------------------------------

     Management does not believe any recently issued accounting pronouncements have had a material impact on operations. Please see auditor's financial statement footnote on recently issued Accounting Pronouncements.

Year 2000 Compliance
--------------------

     Management has completed a preliminary review of the Company's computer systems and operations to determine the extent to which our business will be vulnerable to potential errors and failures as a result of the year 2000 problem. Based on this limited review, Management has concluded that the Company's computer programs and operations will not be materially affected by the year 2000 problem.

     The Company does not have any material contracts with external contractors to assist in completing the year 2000 compliance effort. In addition, no employees have been hired or reassigned to complete our year 2000 compliance. As of the date hereof, the Company has not experienced any material year 2000 problems.

Description of Property
-----------------------

     The Company's principal executive facility is located at 1901 Avenue of the Stars, Los Angeles, California. The Company leases approximately 3,700 square feet of space pursuant to a thirty-seven (37) month lease that terminates on April 30, 2003. In 1999, the rental cost for this space was $5,075 per month, of which the Company paid 42% or $2,132. An unrelated private corporation paid the remaining 58%, or $2,943, on a month-to-month basis. Starting with the year ending December 31, 2000, the Company signed a new lease for $2.44 per square foot with six months free rent, which comes out to $2.04 per square foot, or averages $7600 per month for the three years ended April 30, 2003.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

     The following table sets forth information regarding the beneficial ownership of BMII's common stock as of the date hereof. The information in this table provides the ownership information for:

     o each person known by us to be the beneficial owner of more than 5% of our common stock;
     o    each of our directors;
     o    each of our executive officers; and
     o    our executive officers and directors as a group.

     Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes voting or investment power with respect to the shares and may exceed 100%. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. The number of shares of common stock outstanding used in computing beneficial ownership of each person listed below includes shares of common stock held by that person as of April 1, 2000. The percentage of beneficial ownership is based on 12,669,873 shares of common stock outstanding as of January 31, 2000.

     Also in February 2000, 1,250,000 shares of common stock were offered as part of a Regulation D offering and approximately 770,000 shares of common stock were issued for $616,000.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

                                     TABLE I

Name and Title                       Number of Shares
Of Beneficial Owner                  Beneficially Owned             Percentage
-------------------                  ------------------             ----------

Robert Blagman, President,           8,200,000                      64.7%
Chairman of the Board, Chief
Executive Officer (1)

All Executive Officers and           8,200,000                      64.7%
Directors as a group (1 person)


(1) The stock is restricted shares under Rule 144 of the Securities and Exchange Act of 1933, as amended.

                                   MANAGEMENT

Directors and Executive Officers
--------------------------------

     The names and ages of the Company's directors and executive officers are set below. Biographical information for each of these persons is also presented below. There are no existing family relationships between or among any of our executive officers or directors except for Leslie Blagman, wife of Robert Blagman.

     Name                       Age         Position
     ----                       ---         --------

     Robert Blagman             43          President, Chief Executive Officer
                                            Chairman of the Board

     Leslie Blagman             43          Secretary and Treasurer, C.O.O.

     Jeffrey Wald               42          Director

     Toni Knight                36          Director

     Walter Lubars              58          Director

     Andy Given                 41          Director

     Pursuant to BMII's bylaws, directors are to be elected at each annual meeting and serve until their successors have been elected. We have not held an annual meeting since the reverse merger. Officers are appointed by the board of directors and serve for one-year terms.

     Robert Blagman has served as Chief Executive Officer and chairman of the board since the reverse acquisition in August 1999. From July 1999 through June 1994, Mr. Blagman served as chief executive officer of Blagman Media International, Inc., a company he founded to develop and market direct response advertising and advertising media. Prior to starting his own advertising agency he served from 1980 to 1994 as national sales manager for KATZ Communications, KCOP TC/Los Angeles and the Walt Disney/KCAL TV/Los Angeles. Mr. Blagman has been a featured speaker at several key direct response advertising and Trade Association meetings. He graduated from Boston University, Cum Laude with a BS in communications and advertising. Mr. Blagman spends 100% of his time on Company affairs.

     Leslie Blagman is the Chief operating officer and is principally in charge of administration. She has worked in the advertising agency business since joining Blagman International, Inc. in 1994. Prior experience includes ten years (1978-1988) in sales and management positions at Katz Communications. From 1989-1994 she was self employed in event marketing.

     Jeffrey Wald is the News Director for Tribune Broadcasting KTLA/Los Angeles California. Mr. Wald is the recipient of seven Emmy awards, fourteen Golden Mike awards and several Associated Press and United Press International awards. He has appeared live on numerous radio and television programs concerning breaking news stories: CNN, ABC, NBC, CBS, FOX, PBS, Larry King Live and Nightline. Mr. Wald has been the News Director for the number one rated Los Angeles 10:00 PM news for well over 11 years (1981-1990 and 1997-present).

     Toni Knight is the President of Worldlink Incorporated. Ms. Knight, who envisioned Worldlink as a one-stop solution for buyers and sellers of infomercials and direct response programming, created the firm by "spinning out" the infomercial/direct response department of the FOX Sports Network. Since its inception Worldlink has grown fivefold and represents over 44% of all direct response billing for cable networks worldwide. Ms. Knight has finalized agreements with Lexus, Apple Computers, Dow Jones and Web TV for participation on Worldlink represented networks. These companies represent a new direct response revenue stream for Worldlink's networks.

     Walter Lubars is a Professor Emeritus at Boston University. He was a Professor of Communications from 1972 - 1994; Chairman of the Mass Communications, Advertising & Public Relations Department for ten years; and Dean ad interim of the College of Communication 1991-1992. He co-authored Investigative Reporting and The Lessons of Watergate (1975); co-authored Guide to Effective Writing (1978) and was researcher and co-author of a student and teacher training guide, Critical TV Viewing (1980). Before joining Boston University, he was senior copywriter at J. Walter Thompson and Doyl Dane Bernbach.

     Andy Givens is President of production for The Shooting Gallery and head of Gun for Hire (Motion Picture/Television Production). [Former Senior Vice President of Production, Universal Pictures.] Mr. Given has been with Universal for 9 years, starting out as a production executive, and marching up the ranks to Senior Vice President. Mr. Givens' unique ability to oversee and manage the financial, planning and production aspects of movie making is vast. Mr. Given's recent projects include Patch Adams, For the Love of the Game and Spike Lee's Summer of Sam.

     Officers and Directors Compensation
     -----------------------------------

               Stock                                 Salary         Other
Name           Options   Title      Payouts   Year   Compensation   Compensation
----           -------   -----      -------   ----   ------------   ------------

Robert Blagman    0      President,    0      1999   $ 240,000      $0
                         CEO

Leslie Blagman    0      COO           0      1999   $ 102,000      $0

Jeffrey Wald      0      Director      0      1999   $ 0            $0

Toni Knight       0      Director      0      1999   $ 0            $0

Walter Lubars     0      Director      0      1999   $ 0            $0

Andy Given        0      Director      0      1999   $ 0            $0

     The Blagmans did not receive salary compensation in 1998. The Company was a sole proprietorship. Robert Blagman and Leslie Blagman drew $225,307 collectively.

     Perks and other benefits for 1998 and 1998 were less than 10% of their annual compensation and need not be reported here.

Compensation of Directors and Officers
--------------------------------------

     BMII's directors do not presently receive any cash compensation from us for their service as directors. However, commencing in the year 2000, officers and directors will receive equity in the form of stock options in lieu of cash, at the discretion of the Board of Directors. As of March 2000, no formal plan has been adopted for incentive pay including stock options.

     At present, BMII has no employment agreements with our other officers or directors, although we intend to enter into such agreements with our full time management executives.

Certain Relationships and Related Transaction
---------------------------------------------

     BMII received in September 1999 a loan of $66,545 from a related party. Mr. Flynn, a shareholder, loaned the Company the $66,545 and will be given a note payable, principal due on demand without stated interest.

     The Company has advanced net funds of $38,948 and $5,253 as of December 31, 1999 and 1998, respectively, to the principal stockholder, Mr. Blagman. The funds are uncollateralized, and no interest has been accrued on these advances.

     Furthermore, there was an indemnity agreement in April 1999 between Unisat, Inc., the predecessor company, and Capital Associates Investment Partners, Ltd. controlled by Mr. Flynn, to hold Unisat, Inc. (now BMII) harmless from a law suit filed by a Nevada corporation. The entity alleged tortuous interference with a business contract involving another entity that was negotiating an acquisition with BMII. Mr. Flynn on behalf of Capital Associates Investment Partners, Ltd. agreed to indemnify BMII prior to completing the reverse acquisition of BMII and Unisat, Inc. In March 2000, the legal action was dismissed with prejudice.

Description of Securities
-------------------------

The Company's authorized common stock consists of 100,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, par value $.001. Each holder of BMII common stock is entitled to one vote for each share held on all matters to be voted upon by our stockholders. Holders of BMII common stock have no cumulative voting rights. Holders of BMII common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of legally available funds, except that holders of preferred stock may be entitled to receive dividends before the holders of the common stock.

     In the event of a liquidation, dissolution or winding up of company business, holders of BMII's common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any then outstanding shares of preferred stock. Holders of BMII common stock have no preemptive or conversion rights or other subscription rights. In addition, there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of BMII common stock are duly authorized, validly issued, fully paid and nonassessable.

     The rights, preferences and privileges of the holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we designate in the future.

Preferred Stock
---------------

     The Company's Board of Directors is authorized to issue 5,000,000 shares of preferred stock in series with the rights, privileges and preferences determined from time to time. The Company has issued 600,000 shares of Series A Preferred Stock as part of the consideration for the purchase of Mullinger Media & Communications Limited. The Series A Preferred Stock has rights of conversion based on earnings before interest, taxes, debt and administration, right of redemption at the price of $1.00 per share or an aggregate of $600,000, and other rights set forth on the Certificate of Designation of Rights, Preferences and Privileges filed with the Secretary of State of Nevada and attached hereto as Exhibit 2.

Transfer Agent
--------------

     Signature Stock Transfer of Dallas, Texas is the transfer agent and registrar for BMII's share of common stock. Phone No. (972) 788-4193. Address:
14675 Midway Road, Suite 221, Dallas, Texas 75244

                                     PART II

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

     The principal market where the Company trades its common stock shares is Over the Counter Bulletin Board; there are approximately four market makers. The trading symbol is BB: BMII. The Company has approximately 12,600,000 shares outstanding, of which 3,800,000 are in the public float. The Company went public through a reverse acquisition on August 2, 1999.

     The highs and lows on bid are prices for sales of the Company's common stock shares during the past two years ended December 31, as follows:

                              Bid Prices                    Ask Prices
     1998                    High      Low                High       Low
     ----                    ----      ---                ----       ---

First quarter              $  4.5      1.5               $  8.0      5.0
Second Quarter                4.5      1.5                  8.0      5.0
Third Quarter                 6.68     2.25                 7.0      3.43
Fourth Quarter                5.37     2.25                 5.62     2.5

                              Bid Prices                    Ask Prices
     1999                    High      Low                High       Low
     ----                    ----      ---                ----       ---

First quarter              $  4.75     1.12              $  4.87     1.25
Second Quarter                2.62     0.37                 2.87     0.56
Third Quarter                 0.30     0.12                 0.87     0.37
Fourth Quarter                3.12     0.20                 3.25     0.24

     High and low bid information for BMII's common stock reflects inter-dealer quotes, without retail markup, markdown or commission and may not represent actual transactions. Prior to the third quarter of 1999 bid prices were not researched and is believed that high and low bid prices were trading less than $1.00 per share.

     BMII is filing this Form 8-K with Form 10-SB disclosures included for the purpose of enabling its shares to continue to trade on the OTC Bulletin Board. If BMII's Form 8-K has not been declared effective by the Securities and Exchange Commission prior to May 3, 2000, then BMII may be required to file appropriate documentation with NASDAQ in order for BMII's shares to be quoted on the 'pink sheets' and following the effective date of the Form 8-K, BMII will then file to have BMII's shares quoted again on the OTC Bulletin Board.

Approximate Number of Holders
-----------------------------

     As of January 31, 2000, BMII had approximately 324 registered holders of record of BMII common stock. Some of those registered holders are brokers who are holding shares for multiple clients in street name. Accordingly, BMII believes the number of actual shareholders of its common stock exceeds the number of registered holders of record.

Dividends
---------

     BMII has never paid any cash or stock dividends. BMII presently intends to reinvest earnings, if any, to fund the development and expansion of its business and therefore, does not anticipate paying dividends on our common stock in the foreseeable future. The declaration of dividends will be at the discretion of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.

Legal Proceedings
-----------------

     BMII is not currently subject to any legal proceedings. BMII may from time to time become a party to various legal proceedings arising in the ordinary course of business. Recently, a legal action against Unisat, Inc., the predecessor company, was dismissed with prejudice. No further action on this matter is required.

Changes in and Disagreement with Accountants
--------------------------------------------

     On February 10, 2000, BMII appointed Weinberg & Company, PA as our independent accountants for the purpose of conducting an audit. There are no disagreements to report.

Recent Sales of Unregistered Securities
---------------------------------------

     During the past three years, and subsequent to the reverse acquisition transaction through which BMII came to be, we have issued securities in the following transactions:

(1) As of the date hereof, BMII has agreed to issue 1,250,000 shares of common stock at $.80 per share and repriced warrants to three accredited investors for a total sum of $1,000,000. As of March 2000, 770,000 shares have been issued for which the Company has received $616,000. The balance of $389,000 has been fully subscribed but not yet paid and the 480,000 shares subject to the subscription agreement been issued. The Company issued warrants with this offering which can be converted into common stock based on the following conditions: The number of repricing shares shall be equal to the number of purchased common shares multiplied by a fraction (a) the numerator, which is the closing bid price on the closing date, minus the average market price and (b) the denominator, which is the average market price. Average market price is the average of the closing bid prices for common stock for each trading day in a 20-day trading period commencing on the closing date. This offering is pursuant to Regulation D promulgated under of the Securities Act of 1933, as amended.


(2) In January 2000, BMII acquired another advertising company, Mullinger Media & Communications Limited, by issuing 600,000 shares of Series A Preferred stock in exchange for 100% of that Company's common stock outstanding.

(3) On December 2, 1999, the Company negotiated with Chris Kurstin for public relations advice. According to the contract he was to receive 50,000 shares of common stock. The contract was terminated on March 12, 2000 and the 50,000 shares have been issued.

(4) On August 2, 1999, as a result of a reverse acquisition and a tax free recapitalization of its common stock, Unisat, Inc. exchanged 8,200,000 of its common stock for Blagman's outstanding stock. The Entity who arranged the acquisition received 50,000 shares of common stock at $.25 per share based on quoted market prices for BMII stock or a total of $12,500 for services rendered. Prior to the above reverse acquisition, Unisat, Inc. had 3,819,973 shares of common stock outstanding.

Indemnification of Officers and Directors
-----------------------------------------

     Our certificate of incorporation and bylaws contain provisions indemnifying our directors and executive officers against liabilities. In our certificate of incorporation, we have to the extent permitted by Nevada law eliminated the personal liability of our directors and executive officers to Blagman Media International, Inc. and our stockholders for monetary damages for breach of their fiduciary duty, including acts constituting gross negligence. However, in accordance with Nevada law, a director will not be indemnified for a breach of his/her duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation or any transaction from which the director derived improper personal benefit. In addition, our bylaws further provide that we may advance to our directors and officers expenses incurred in connection with proceedings against them for which they are entitled to indemnification.

     We do not currently maintain Directors and Officers Liability Insurance, although we plan to obtain such insurance within the next three months.

     We have also agreed to indemnify, defend, and hold harmless each of our officers and directors to the fullest extent permissible by law with regard to any and all loss, expense or liability, including payment and advancement of reasonable attorney's fees, arising out of or relating to claims of any kind, whether actual or threatened, relating in any way to their service to us. We plan to memorialize these agreements as written contracts.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, officers and controlling persons of the Company, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore, unenforceable.

     Continuation of Form 8-K
     ------------------------

Item 3. Bankruptcy or Receivership
----------------------------------

     Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant
-----------------------------------------------------

     Not Applicable.

Item 5. Other Events
--------------------

     (a) Successor Issuer Election. In accordance with Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Blagman became the successor issuer to MNS for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective with the filing of this 8-K report.

     (b) Important Information about the Registrant. The information reported in this item is the same information that is reported in a Form 10-SB Registration Statement under the Securities Exchange Act of 1934, as amended. This information may be found in Item 2 of this Form 8-K.

Item 6. Resignations of Registrant's Directors
----------------------------------------------

     Not Applicable.

Item 7. Financial Statement, Proforma, Financial Information and Exhibits
-------------------------------------------------------------------------

     (a) The financial statements of Blagman Media International, Inc. and MNS Eagle Equity Group I, Inc.

     (b)  Exhibits

          Exhibit number
          --------------

          2.0   Exchange Agreement
          3.1   Amended Articles
          3.2   Certificate of Designation
          3.3   Bylaws


Item 8. Change in Fiscal Year
-----------------------------

     Not Applicable.

                                   Signatures


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BLAGMAN MEDIA INTERNATIONAL, INC.



                                            By: /s/ Robert Blagman
                                            ----------------------
                                            Name:  Robert Blagman
                                            Title: Chief Executive Officer

Dated: April 25, 2000

                        BLAGMAN MEDIA INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                              FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999 (CONSOLIDATED)
                                    AND 1998

                                    CONTENTS



PAGE      1     INDEPENDENT AUDITORS' REPORT

PAGE      2     BALANCE SHEETS AT DECEMBER 31, 1999
                (CONSOLIDATED) AND 1998

PAGE      3     STATEMENTS OF OPERATIONS FOR THE YEARS
                ENDED DECEMBER 31, 1999 (CONSOLIDATED) AND 1998

PAGE      4     STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                FOR THE YEARS ENDED DECEMBER 31, 1999 (CONSOLIDATED) AND 1998

PAGE      5     STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 1999
                (CONSOLIDATED) AND 1998

PAGES  6 - 14   NOTES TO FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
Blagman Media International, Inc.

We have audited the accompanying balance sheets of Blagman Media International, Inc. and Subsidiary and the pre-incorporated sole proprietorship owned by Robert Blagman as of December 31, 1999 (consolidated) and 1998 and the related statements of operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 1999 (consolidated) and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Blagman Media International, Inc. and Subsidiary and the pre-incorporated sole proprietorship owned by Robert Blagman as of December 31, 1999 (consolidated) and 1998 and the results of their operations and their cash flows for the years ended December 31, 1999 (consolidated) and 1998 in conformity with generally accepted accounting principles.



/s/ WEINBERG & COMPANY, P.A.
----------------------------
WEINBERG & COMPANY, P.A.


Boca Raton, Florida
March 23, 2000

                BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
                           --------------------------

                                     ASSETS
                                     ------

                                                       (Consolidated)
                                                            1999         1998
                                                         ---------    ---------
CURRENT ASSETS
  Cash                                                   $    --      $  67,342
  Accounts receivable                                      479,054       19,974
  Other current assets                                       1,918         --
  Loan receivable - stockholder                             38,948        5,253
                                                         ---------    ---------
     Total Current Assets                                  519,920       92,569

     PROPERTY & EQUIPMENT - NET                              6,942       11,893
                                                         ---------    ---------

  TOTAL ASSETS                                           $ 526,862    $ 104,462
                                                         =========    =========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES
  Notes and loans payable - current portion              $  80,152    $  30,985
  Line of credit                                            74,713       64,771
  Accounts payable and accrued expenses                    460,587       49,848
                                                         ---------    ---------
     Total Current Liabilities                             615,452      145,604

LONG-TERM LIABILITIES
  Notes and loans payable                                   50,000         --
                                                         ---------    ---------

     Total Liabilities                                     665,452      145,604
                                                         ---------    ---------

STOCKHOLDERS' DEFICIENCY
  Common stock, $.001 par value, 100,000,000 shares
   authorized, 12,069,873 and 8,200,000 shares issued
   and outstanding in 1999 and 1998, respectively           12,070        8,200
  Additional paid in capital                                24,630         --
  Accumulated deficit                                     (175,290)     (49,342)
                                                         ---------    ---------

     Total Stockholders' Deficiency                       (138,590)     (41,142)
                                                         ---------    ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                                                         $ 526,862    $ 104,462
                                                         =========    =========


                 See accompanying notes to financial statements


                        BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                                    STATEMENTS OF OPERATIONS
                                    ------------------------

                                                        (CONSOLIDATED)
                                                      FOR THE YEAR ENDED       FOR THE YEAR ENDED
                                                       DECEMBER 31, 1999        DECEMBER 31, 1998
                                                       -----------------        -----------------

REVENUES - NET                                            $ 3,182,099              $ 1,605,957

COST OF REVENUES                                            2,543,241                1,046,167
                                                          -----------              -----------

GROSS PROFIT                                                  638,858                  559,790
                                                          -----------              -----------

OPERATING EXPENSES
    Officers' compensation                                    278,700                  225,307
    Consulting and commissions                                131,859                  117,192
    Employee compensation and taxes                            84,293                   34,336
    Travel and entertainment                                   80,020                   59,208
    Other general and administrative                           50,628                   24,551
    Professional fees                                          28,809                    2,579
    Rent                                                       28,356                   21,653
    Utilities                                                  18,074                   18,592
    Advertising                                                17,975                   15,573
    Loan fee                                                   16,000                     --
    Auto                                                       15,799                    9,926
    Depreciation                                                4,951                    5,322
                                                          -----------              -----------
      Total Operating Expenses                                755,464                  534,239
                                                          -----------              -----------

(LOSS) INCOME FROM OPERATIONS                                (116,606)                  25,551
                                                          -----------              -----------

OTHER INCOME (EXPENSE)
    Interest expense                                          (10,812)                  (9,885)
    Interest income                                             1,470                      564
                                                          -----------              -----------
      Total Other (Expense)                                    (9,342)                  (9,321)
                                                          -----------              -----------

NET (LOSS) INCOME                                         $  (125,948)             $    16,230
                                                          ===========              ===========

Net (loss) Income per common share - basic and
 diluted                                                  $    (0.013)             $     0.002
                                                          ===========              ===========

Weighted average number of common shares
 outstanding - basic and diluted                            9,800,961                8,200,000
                                                          ===========              ===========


                         See accompanying notes to financial statements

                                               F-4

                                BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                                STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                          FOR THE YEARS ENDED DECEMBER 31, 1999 (CONSOLIDATED) AND 1998
                          -------------------------------------------------------------


                                                                     ADDITIONAL
                                          COMMON STOCK                PAID-IN          ACCUMULATED
                                    SHARES            AMOUNT          CAPITAL            DEFICIT            TOTAL
                                    ------            ------          -------            -------            -----
Balance, January 1, 1998            8,200,000       $    8,200       $     --          $  (65,572)       $  (57,372)

Net Income 1998                          --               --               --              16,230            16,230
                                   ----------       ----------       ----------        ----------        ----------

Balance, December 31,1998           8,200,000            8,200             --             (49,342)          (41,142)

Recapitalization                    3,819,873            3,820           (3,820)             --                --

Stock issued for services              50,000               50           12,450              --              12,500

Stock options issued as a loan
 fee                                     --               --             16,000              --              16,000

Net Loss 1999                            --               --               --            (125,948)         (125,948)
                                   ----------       ----------       ----------        ----------        ----------

BALANCE, DECEMBER 31, 1999         12,069,873       $   12,070       $   24,630        $ (175,290)       $ (138,590)
                                   ==========       ==========       ==========        ==========        ==========


                                 See accompanying notes to financial statements.

                                                       F-5

                           BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                                       STATEMENTS OF CASH FLOWS
                                       ------------------------


                                                             (CONSOLIDATED)
                                                           FOR THE YEAR ENDED      FOR THE YEAR ENDED
                                                           DECEMBER 31, 1999        DECEMBER 31, 1998
                                                           -----------------        -----------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net (Loss) Income                                          $(125,948)               $  16,230
  Adjustments to reconcile net (loss) income to
   net cash (used in) provided by operating
   activities:
  Depreciation                                                    4,951                    5,322
  Stock issued for services                                      12,500                     --
  Stock options issued as a loan fee                             16,000                     --
  Changes in operating assets and liabilities:
    (Increase) decrease in:
     Accounts receivable                                       (459,081)                 (13,233)
     Other current assets                                        (1,918)                    --
     Loan receivable - stockholder                              (33,695)                  (5,253)
    Increase (Decrease) in:
     Accounts payable and accrued expenses                      410,739                   26,478
                                                              ---------                ---------

    Net cash (used in) provided by operating
     activities                                                (176,452)                  29,544
                                                              ---------                ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                               --                     (3,890)
                                                              ---------                ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Loan proceeds                                                 116,546                     --
  Repayment of loans                                            (17,378)                 (51,564)
  Line of credit - net                                            9,942                   64,771
                                                              ---------                ---------
    Net cash provided by financing activities                   109,110                   13,207
                                                              ---------                ---------

NET (DECREASE) INCREASE IN CASH                                 (67,342)                  38,861

CASH - BEGINNING OF YEAR                                         67,342                   28,481
                                                              ---------                ---------

CASH - END OF YEAR                                            $    --                  $  67,342
                                                              =========                =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for - Interest                     $  10,812                $   9,885
                                                              =========                =========


                            See accompanying notes to financial statements

                                                  F-6

                BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
--------------------------------------------------------------------

     (A) Organization
     ----------------

     Blagman Media International, Inc. (the "Company") was formed on January 29, 1999 upon incorporation from a sole partnership. The Company is a global direct response marketing and advertising agency that produces response-driven infomercials, and provides product placement, media buying, medical marketing, production and syndication of television programming, and other associated transactional media business pursuits.

     On August 2, 1999 one hundred percent of the issued and outstanding common stock of Blagman Media International, Inc. was acquired by Unisat, Inc. in a transaction accounted for as a recapitalization of Blagman Media International, Inc. Unisat, Inc. subsequently changed its name to Blagman Media International, Inc. (See Note 10)

     All capital stock quantities, amounts, and per share data in the accompanying financial statements have been retroactively restated for the effects of the above.

     (B) Principles of Consolidation
     -------------------------------

     The accompanying 1999 consolidated financial statements include the accounts of the Company and its wholly owned inactive subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

     (C) Use of Estimates
     --------------------

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

     (D) Cash and Cash Equivalents
     -----------------------------

     For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

                BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------


     (E) Fair Value of Financial Instruments
     ---------------------------------------

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

     The carrying amounts of the Company's accounts receivable, loan receivable, accounts payable and accrued liabilities, and notes and loans payable, approximates fair value due to the relatively short period to maturity for these instruments.

     (F) Property and Equipment
     --------------------------

     Property and equipment are stated at cost and depreciated, using accelerated methods over the estimated economic useful lives of 5 to 7 years. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

     (G) Revenue Recognition
     -----------------------

     The Company recognizes revenue from the sale of media time to advertising clients when the related advertisement is broadcasted. In addition, they earn commissions in connection with the procurement of media time on behalf of advertising clients. Such commissions are also considered earned when the underling advertisement is broadcasted. Additionally, the Company has entered into contractual agreements with other advertising firms to share revenues based upon the terms of the specific agreements. The income produced by these revenue-sharing contracts are recognized as media or commission income depending upon the nature of the income earned from the agreement.

     (H) Income Taxes
     ----------------

     The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective

                BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------


     tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (I) Concentration of Credit Risk
     --------------------------------

     The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

     (J) Earnings (Loss) Per Share
     -----------------------------

     Net income (loss) per common share for the years ended December 31, 1999 and 1998 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". There were no common stock equivalents outstanding at December 31, 1998 common stock equivalents have not been included in the computation of diluted earnings per share since the effect would be anti-dilutive. At December 31, 1999 there were 100,000 common stock options outstanding which could potentially dilute future earnings per share.

     (K) Segment Information
     -----------------------

     The Company follows Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information." During 1999 and 1998, the Company only operated in one segment, therefore, segment disclosure has not been presented.

     (L) Recent Accounting Pronouncements
     ------------------------------------

     The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by Statement No. 137, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company believes that its adoption of pronouncement No. 133, as amended by No. 137, will not have a material effect on the Company's financial position or results of operations.

                BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------


     (M) Stock Options
     -----------------

     In accordance with Statement of Financial Accounting Standards No. 123, "Accounting For Stock Based Compensation" ("SFAS 123"), the Company has elected to account for Stock Options issued to a loan guarantor in accordance with SFAS 123.

NOTE 2   LOAN RECEIVABLE - STOCKHOLDER
--------------------------------------

     The loans are uncollateralized and non-interest bearing.

NOTE 3   PROPERTY AND EQUIPMENT
-------------------------------

     The following is a summary of property and equipment at December 31:

                                                      1999          1998
                                                      ----          ----


     Computer equipment                             $  8,514      $  8,514
     Furniture and fixtures                            9,770         9,770
     Office equipment                                 12,217        12,217
                                                    --------      --------
                                                      30,501        30,501
     Less: Accumulated depreciation                  (23,559)      (18,608)
                                                    --------      --------
            Property and equipment - net            $  6,942      $ 11,893
                                                    ========      ========


     Depreciation expense was $4,951 and $5,322 in 1999 and 1998, respectively.

NOTE 4   NOTES AND LOANS PAYABLE
--------------------------------

     The following schedule reflects notes and loans payable at December 31:

                                                              1999       1998
                                                              ----       ----


     Note payable, interest at 6% due March 31, 2001. In
     addition, the Company provided an option to purchase
     up to 100,000 shares of common stock, at $0.25 per
     share, at any time until September 1, 2000.
     (See Note 6)                                           $ 50,000   $   --

     Note payable - related party, due on demand with no
     interest.                                                66,545       --

     Loan payable, interest at 9.5%, due on demand.           13,607     30,985
                                                            --------   --------
                                                             130,152     30,985

     Less current portion                                     80,152     30,985
                                                            --------   --------

     Notes and loans payable                                $ 50,000   $   --
                                                            ========   ========

                BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------


     Future maturities of the notes and loans payable in each of the next two years are as follows:

               Year ending December 31
               -----------------------

                        2000               $    80,152
                        2001                    50,000
                                           -----------
                                           $   130,152
                                           ===========

NOTE 5   LINE OF CREDIT
-----------------------

     The Company had a line of credit agreement with a bank that provides that it may borrow up to $75,000 at 2% over Prime. The line matured on February 7, 2000 and all principal and interest due was paid.

NOTE 6   EQUITY
---------------

     (A) Common Stock Issuance
     -------------------------

     The Company issued 50,000 shares of common stock as consideration for services. The shares were valued, for financial accounting purposes, at $.25 per share, based upon the quoted trading price at the grant date, resulting in a consulting expense of $12,500.

     (B) Stock Options Granted Under Loan Guarantee Agreement
     --------------------------------------------------------

     For options issued in connection with a note (See Note 4), the Company applies SFAS 123. Accordingly, a loan fee of $16,000 was charged to operations during the year ended December 31, 1999.

     For financial statement disclosure purposes and for purposes of valuing stock options issued to new employees, the fair market value of each stock option granted estimated on the date of grant using the Black-Scholes Options-Pricing Model in accordance SFAS 123, using the following weighted-average assumptions: expected dividend yield of 0%, risk-free rate of 5.2%, volatility of 180% and expected term of one year.

                BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------


     A summary of the options under the loan guarantee agreement as of December 31, 1999 is presented below:

                                                    Number of   Weighted Average
                                                     Options     Exercise Price
                                                     -------     --------------
     Stock Options
     -------------
       Balance at beginning of year                     --          $  --
       Granted                                       100,000           0.25
       Exercised                                        --             --
       Forfeited                                        --             --
                                                     -------        --------
       Balance at end of year                        100,000        $   0.25
                                                     =======        ========

     Options exercisable at end of year              100,000        $   0.25

     Weighted average fair value of options
      granted during the year                           --          $   0.16



     The following table summarizes information about stock options outstanding at December 31, 1999:

                 Options Outstanding                   Options Exercisable
    ----------------------------------------------   -----------------------
                 Number       Weighted
               Outstanding    Average     Weighted     Number       Weighted
    Range of       at        Remaining    Average    Exercisable     Average
    Exercise    December    Contractual   Exercise   at December    Exercise
      Price      31, 1999       Life        Price      31, 1999       Price
      -----      --------       ----        -----      --------       -----

     $ 0.25      100,000     0.75 Year     $ 0.25       100,000       $ 0.25



NOTE 7   COMMITMENTS AND CONTINGENCIES
--------------------------------------

     (A) Operating Leases
     --------------------

     On December 31, 1999 the Company entered into a new lease agreement for corporate office space. The lease term is a month - to - month lease tenancy with monthly base rent of $9,313 commencing January 1, 2000 (See subsequent Note 11 for Long Term Lease Agreement).

                BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------


     Rent expense under operating leases for the years ended December 31, 1999 and 1998 was $28,356 and $21,653, respectfully.

     (B) Consulting Agreement
     ------------------------

     On December 2, 1999, the Company entered into a six-month agreement with a consulting firm to provide management consulting, business advisory, shareholder information and public relations advice. The agreement calls for compensation based on proposed fees for services to be rendered.

     On December 1, 1999, the Company entered into a five-year agreement with a consultant where the consultant will provide advisory business services. The agreement called for the consultant to receive 25,000 shares of the Company's common stock upon execution of the agreement, and an additional 25,000 shares upon expiration of each quarter year during the first year term to an aggregate of 100,000 shares. None of the above shares were issued. On March 21, 2000, the parties entered into a settlement agreement and mutual release and the Company issued 50,000 shares of common stock as consideration.

     (C) Legal Actions
     -----------------

     On April 1, 1999, a Nevada Corporation filed suit against the Company, its former Chairman of the Board and a former director in the Second Judicial District Court of the State of Nevada, in and for the County of Washoe. In the complaint, the plaintiff alleged intentional interference with contractual relations between the Company and a third party, intentional interference with prospective economic advantage, conspiracy, unfair business practices, breach of fiduciary duty, unjust enrichment, rescission of contract, incomplete accounting and permanent injunction. On February 7, 2000, the parties to the legal action stipulated that the alleged complaints in the lawsuit be dismissed without prejudice.

NOTE 8   CONCENTRATIONS
-----------------------

     Approximately 51% and 47% of revenues were derived from four customers for the years 1999 and 1998, respectively. Approximately 68% of accounts receivable was due from one during 1999.

NOTE 9   INCOME TAXES
---------------------

     In 1998, the Company was a sole-proprietorship and the proprietor was responsible for all taxes personally.

                BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------


     There was no income tax (benefit) for the year ended December 31, 1999 as the Company incurred a loss.

     The tax effects of temporary differences that gave rise to significant proportions of deferred tax assets and liabilities at December 31, 1999 are as follows:

     Deferred tax assets:
      Net operating loss carryforward                             $ 32,370
                                                                  --------
         Total gross deferred tax assets                            32,370
     Less valuation allowance                                      (32,370)
                                                                  --------

     Net deferred tax assets                                      $   --
                                                                  ========


     At December 31, 1999, the Company had a net operating loss carryforward of approximately $126,000 for U.S. federal income tax purposes available to offset future taxable income expiring on various dates beginning in 2016 through 2018.

     There was no valuation allowance at January 1, 1999. The net change in the valuation allowance during the year ended December 31, 1999 was an increase of approximately $32,370.

NOTE 10   ACQUISITION AND RECAPITALIZATION
------------------------------------------

     Under a Stock Exchange Agreement (the "Agreement") consummated on August 2, 1999, Unisat, Inc., ("Unisat"), a non-reporting public shell with no operations at that time, acquired one hundred percent of the issued and outstanding common stock (9,000,000 shares) of Blagman Media International, Inc. ("Blagman") in exchange for 8,200,000 shares of the $0.001 par value common stock of Unisat. As a result of the exchange, the Company became a wholly owned subsidiary of Unisat and the stockholders of Blagman become stockholders of approximately sixty-eight percent of Unisat. Generally Accepted Accounting Principles require that the Company whose shareholders retain a majority interest in a business combination be treated as the acquiror for accounting purposes. As a result, the exchange was treated as an acquisition of Unisat by Blagman, and a recapitalization of Blagman. The Company's consolidated financial statements immediately following the acquisition were as follows: (1) The Balance Sheet consists of Blagman's net assets at historical cost and Unisat's net assets at historical cost and (2) the Statement of Operations includes Blagman's operations for the period presented and Unisat's operations from the date of acquisition. The Company filed an amendment to its articles of incorporation to change its name from Unisat, Inc. to Blagman Media International, Inc.

                BLAGMAN MEDIA INTERNATIONAL, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------


NOTE 11   SUBSEQUENT EVENTS
---------------------------

     (A) Operating Lease
     -------------------

     On February 29, 2000, the Company entered into a new lease agreement for corporate offices. The lease term is for 37 months. The monthly base rent is $9,089 commencing March 1, 2000. Minimum annual rentals under this lease are as follows:

                  Years Ending December 31           Amount
                  ------------------------           ------
                           2000                   $    90,890
                           2001                       109,068
                           2002                       109,068
                           2003                        27,267


     (B) Common Stock Offering
     -------------------------

     On February 16, 2000, the Board of Directors agreed to offer up to 1,250,000 shares of common stock, pursuant to Regulation D, Section 4(6) of the Securities Act of 1933, as amended, at $0.80 per share. The offer was fully subscribed to by March 23, 2000 and $616,000 of the total subscription of $1,000,000 had been received.

     (C) Acquisition
     ---------------

     Under a Stock Exchange Agreement (the "Agreement) consummated in January 2000, the Company purchased Mullinger Media & Communications, Ltd. ("MMC") in exchange for 600,000 shares of Series A Preferred Stock of the Company. As a result of the exchange, MMC became a wholly owned subsidiary of the Company.

     In connection with the acquisition, the Company is in the process of amending its State of Nevada Articles of Incorporation calling for the authorization of 10,000,000 shares of preferred stock at $.001 par value. As of March 23, 2000, that has not been files with the state.

                                INDEX TO EXHIBITS


Exhibit
Number   Description
------   -----------


   2.0   Exchange Agreement
   3.1   Amended Articles
   3.2   Certificate of Designation
   3.3   Bylaws